EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report of Texas Capital Bancshares, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2005 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Joseph M. Grant, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph M. Grant

Joseph M. Grant
Chief Executive Officer
May 5, 2005

A signed original of this written Statement required by Section 906, or other document authenticating acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Texas Capital Bancshares, Inc. and will be retained by Texas Capital Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.